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                                     1994
                          NON-QUALIFIED AND INCENTIVE
                               STOCK OPTION PLAN
                                      OF
                        UNITED FINANCIAL MORTGAGE CORP.


     1. Purpose of the Plan. This 1994 Non-Qualified and Incentive Stock Option Plan of United Financial Mortgage Corp., an Illinois corporation (the "Company") adopted on this 15th day of November, 1993, is intended to encourage officers and key employees of the Company to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company to aid in retaining individuals who put forth such efforts and to assist in attracting the best available individuals to the Company in the future.

     2. Definitions. When used herein, the following terms shall have the meaning set forth below:

     2.1 "Affiliate" means, with respect to any specified person or entity, a person or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

     2.2  "Award" means an Option.

     2.3 "Award Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Employee and which shall set forth the terms and conditions of an Award under the Plan.

     2.4  "Board" means the Board of Directors of the Company.

     2.5 "Code" means the Internal Revenue code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and


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reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

     2.6 "Committee" means the Stock Option Committee of the Board or any other committee appointed by the Board whose members meet the requirements for eligibility to serve, set forth in Section 4, which is invested by the Board with responsibility for the administration of the Plan.

     2.7  "Company" means United Financial Mortgage Corp.

     2.8 "Employees" means officers (including officers who are members of the Board) and other key employees of the Company.

     2.9 "Fair Market Value" with respect to the Company's Shares means: (i) for options granted on or before the effective day of any Registration Statement the Company may file with the Securities and Exchange Commission an amount based on an average of fair market value as of the date of grant set forth in the opinion of such independent well-qualified experts as the Committee may from time to time select; and (ii) for options granted thereafter, the closing price of the Shares on the last business day prior to the date of grant on which transactions in Shares occurred, as reported on such source of quotation for, or reports of, trading activity in Shares as the Committee may from time to time select.

     2.10 "Incentive Stock Option" means an Option meeting the requirements and containing the limitations and restrictions set forth in Section 422A of the Code.

     2.11 "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

     2.12 "Option" means the right to purchase, at a price and for a term fixed by the


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Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee.

     2.13 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.14 "Plan" means the Company's 1994 Non-Qualified and Incentive Stock Option Plan.

     2.15 "Shares" means shares of the Company's $.01 par value common stock, or if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertaining to any other security, such other security.

     2.16 "Subsidiary" means any corporation other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


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     2.17 "Successor" means the legal representative of the estate of a deceased
Employee or the persons who shall acquire the right to exercise an Award by bequest or inheritance or by reason of the death of the Employee.

     2.18 "Term" means the period during which a particular Award may be exercised.

     3. Stock Subject to the Plan. There will be reserved for use, upon the exercise of Awards to be granted from time to time under the Plan, an aggregate of 250,000 Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Awards.

     4. Administration of the Plan. The Board shall appoint the Committee, which shall consist of not less than three (3) disinterested members of the Board as defined in Rule 16(b)-3 promulgated pursuant to the Securities Exchange Act of 1934. No member of the Board shall be eligible to serve or continue to serve on the Committee if, at the time, or at any time during the twelve months preceding commencement of his service, he is or was eligible to receive an Award under the Plan or any award under any other employee benefit plan of the Company entitling him to acquire stock, stock options or stock appreciation rights of the Company. Subject to the provisions of the Plan, the Committee shall have the full authority, in its discretion, to determine the Employees to whom Awards shall be granted, the number of Shares to be covered by each of the Awards, and the terms of any such Award; to amend or cancel Awards (subject to Section 18 of the Plan); to accelerate the vesting of Awards; to require the cancellation or

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surrender of any previously granted options under this Plan or any other plan of the Company as a condition to the granting of an Award; to interpret the Plan; and to prescribe, amend, and rescind rules and regulations relating to it, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meeting and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

     5. Employees to Whom Awards May Be Granted. Awards may be granted in each calendar year or portion thereof while the Plan is in effect to such of the Employees as the Committee, in its discretion, shall determine.

     In determining the Employees to whom Awards shall be granted and the number of Shares to be subject to purchase under such Awards, the Committee shall take into account the duties of the respective Employees, their present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant in connection with

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accomplishing the purposes of the Plan.

     No Award shall be granted to any member of the Committee so long as his membership on the Committee continues or to any member of the Board who is not also an officer or key Employee of the Company or any Subsidiary.

     6. Stock Options.

     6.1 Types of Options. Options granted under this Plan may be (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, or (iii) a combination of the foregoing. The Award Agreement shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option.

     6.2 Option Price. The option price per Share of any Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

     Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, owns, as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

            (i)  the Company; or

           (ii)  if applicable, a Subsidiary; or

          (iii)  if applicable, a Parent

then the option price per Share of any Incentive Stock Option granted to such Employee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

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by the Option on the date the Option is granted.

     6.3 Term of Options. Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided. Each Award Agreement issued hereunder shall specify the Term of the Option, which Term shall be determined by the Committee in accordance with its discretionary authority hereunder.

     Notwithstanding anything contained herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, owns, as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

            (i)  the Company; or

           (ii)  if applicable, a Subsidiary; or

          (iii)  if applicable, a Parent

the such Incentive Stock Option shall not be exercisable more than five (5) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided.

     7. Limit on Fair Market Value of Incentive Stock Options. No Employee may be granted an Incentive Stock Option hereunder to the extent that the aggregate Fair Market Value (such Fair Market Value being determined as of the date of grant of the Option) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such Employee during any calendar year (under all such plans of such Employee's employer

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corporation and its Parent and Subsidiary corporations) exceeds the sum of One
Hundred Thousand Dollars ($100,000).

     8. Date of Grant. The date of grant of an Award granted hereunder shall be on the date on which the Committee acts in granting the Award.

     9. Exercise of Rights Under Awards. An Employee entitled to exercise an Award may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Award is being exercised and any other information the Committee may prescribe. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Committee's approval, in Shares valued at Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Company's president.

     10. Award Terms and Conditions. The holder of an Award shall not have nay of the rights of a stockholder with respect to the Shares subject to purchase under an Award, except upon the due exercise of the Award.

     12. Nontransferability of Awards. An Award shall not be transferable, other than by will or the laws of descent and distribution, and an Award may be exercised, during the lifetime of the holder of the Award, only by him.

     13. Adjustments Upon Changes in Capitalization. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of Shares, separations, reorganizations or liquidations, the number and class of Shares available under the Plan in the aggregate, the number and classes

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of Shares subject to Awards theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee (which adjustment may, but need not, include payment in cash or in Shares in an amount equal to the difference between the price at which such Award may be exercised and the then current Fair Market Value of the Shares subject to such Award as equitably determined by the Committee). The manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to a Award.

     14. Unusual Corporate Events. Notwithstanding anything to the contrary, in the case of an unusual corporate event such as liquidation, merger, reorganization (other than a reorganization as defined by Section 368(a)(1)(F) of the Code), or other business combination, acquisition or change in the control of the Company through a tender offer or otherwise, the Committee may, in its sole discretion, determine, on a case by case basis, that each Award granted under the Plan shall terminate ninety (90) days after the occurrence of such unusual corporate event. In the event the Committee elects to terminate such Award, the Committee shall immediately notify the Award holder and the Award holder shall have the right, commencing at least five (5) days prior to such unusual corporate event, to immediately exercise any Options in full, without regard to any vesting limitations, to the extent they shall not have been exercised.

     15. Form of Options. Nothing contained in the Plan nor any resolution adopted by the Board or the stockholders of the Company shall constitute the granting of any Award. An Award shall be granted hereunder only by action duly taken by the Committee in granting an Award. Whenever the Committee shall designate an Employee for the receipt of an Award, the

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Secretary or the President of the Company, or such other person as the Committee shall appoint, shall forthwith send notice thereof to the Employee, in such form as the Committee shall approve, stating the number of Shares subject to Award, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Award Agreement in such form as may from time to time hereafter be approved by the Committee, which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Awards is made a condition of the grant, the notice shall set forth the pertinent details of such condition and the written Award Agreement executed by or on behalf of the Company shall be delivered to the Employee on the date such surrender is made, but it shall be dated as of the date on which the Committee designated the Employee to receive an Award hereunder. Execution by the Employee to whom such Award is granted of said Award Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any Award.

     16. Taxes. The Company shall have the right to require a person entitled to receive Shares pursuant to the exercise of an Award under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Award. Furthermore, the Company may elect to deduct such taxes from any other amounts payable then or at any time thereafter, to the Employee. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a qualifying transaction under
Section 421 and 422A of the Code, the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Employee.

     17. Termination of Plan. The Plan shall terminate ten (10) years from the date hereof,

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and an Award shall not be granted under the Plan after that date although the terms of any Awards may be amended at any date prior to the end of its Term in accordance with the Plan. Any Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award and this Plan.

     18. Amendment of the Plan. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall:

          (a) increase the number of Shares as to which Options may be granted under the Plan;

          (b)  expand or change the class of persons eligible to receive Awards;

          (c) permit the purchase price of Shares subject to an Option granted under the Plan to be less than the Fair Market Value of such Shares at the time the Option is granted;

          (d)  extend the term of the Plan; or

          (e)  materially increase the benefits to the Employees under the Plan.

     Notwithstanding anything to the contrary contained herein, no amendment or cancellation of the Plan or any Award granted under the Plan shall alter or impair any of the


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rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan.

     19. Delivery of Shares on Exercise. Delivery of certificates for Shares pursuant to an Award exercise may be postponed by the Company for such period as may be required for it, with reasonable diligence, to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirements applicable to the sale, issuance, distribution or delivery of such Shares.

     20. Fees and Costs. The Company shall pay all original issue taxes on the exercise of any Award granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

     21. Effectiveness of the Plan. The Plan shall become effective when approved by the Board. The Plan shall thereafter be submitted to the Company's shareholders for approval and unless the Plan is approved by the affirmative votes of the holders of Shares having a majority of the voting power of all Shares represented at a meeting duly held in accordance with Illinois law within twelve (12) months after being approved by the Board, the Plan and all Awards made under it shall be void and of no force and effect.

     22. Other Provisions. As used in the Plan, and in Awards and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan, in the Awards and other documents prepared


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in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.


                                            UNITED FINANCIAL MORTGAGE CORP.



                                            By:
                                               -----------------------------

                                               -----------------------------

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